Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:26PM 06/12/2025
FILED 06:26PM06/12/2025
SR 20253060742 - File Number 10226991

CERTIFICATE OF INCORPORATION

OF

REM INFRASTRUCTURE ACQUISITION INC.

********

ARTICLE I.

The name of the corporation (the “Corporation”) is: REM Infrastructure Acquisition Inc.

ARTICLE II.

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III.

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV.

The total number of shares of stock which the Corporation shall have authority to issue is 10,000 shares of Common Stock, each of which shall have a par value of ONE CENT ($0.01) per share.

ARTICLE V.

The name and mailing address of the Incorporator is as follows:

Edward Best
Willkie Farr & Gallagher
300 North LaSalle Drive
Chicago, IL 60654-3406

ARTICLE VI.

In furtherance and not in limitation of the powers conferred by statute, the by laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors of the Corporation (the “Board”).

ARTICLE VII.

Elections of directors need not be by written ballot.

ARTICLE VIII.

(a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

(d) The indemnification and other rights set forth in this Article VIII shall not be exclusive of any provisions with respect thereto in the by-laws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

(e) Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of incorporation inconsistent with Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article VIII if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

(f) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director:

(i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii) under Section 174 of the General Corporation Law of the State of Delaware; or

(iv) for any transaction from which the director derived an improper personal benefit.

If the General Corporation Law of the State of Delaware is amended after June 12, 2025 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware makes this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this 12th day of June, 2025.

/s/ Edward Best
Edward Best
Sole Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:53PM07/22/2025
FILED 09:53PM 07/22/2025
SR 20253440094 - File Number 10226991

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	The name of the corporation is REM Infrastructure Acquisition Inc.

2.	The corporation has not received any payment for any of its stock and directors were not named in the original certificate of incorporation and have not yet been elected.

3.	The Certificate of lncorporation of the corporation is hereby amended by changing the Article thereof numbered (I) so that, as amended, said Article shall be and read as follows:

The name of the corporation (the “Corporation”) is: Civil Infrastructure Group Inc.

4. That said amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 22nd day of July, 2025.

By:	/s/ Edward Best
Name:	Edward Best
Title:	Incorporator

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	The name of the corporation is Civil Infrastructure Group Inc.

2.	The Certificate of Incorporation of the corporation is hereby amended by changing the Article thereof numbered [IV] so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which the Corporation shall have authority to issue is 50,000 shares of Common Stock, each of which shall have a par value of ONE CENT ($0.01) per share.

3.	That said amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 24th day of July, 2025.

/s/ Edward Best
Name:	Edward Best
Title:	Incorporator

State of Delaware
Secretary of State
Division of Corporation
Delivered 10:39AM
07/24/2025 FILED
10:39AM 07/24/2025
SR 20253456391 - File Number 10226991

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	The name of the corporation is Civil Infrastructure Group Inc.

2.	The Certificate of Incorporation of the corporation is hereby amended by changing the Article thereof numbered (I) so that, as amended, said Article shall be read as follows:

The name of the corporation (the “Corporation”) is: Cardinal Infrastructure Group Inc.

3.	That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this the 15th day of September, 2025.

By:	/s/ Ross Bemer
Ross Bemer
Title:	President

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:14 PM 09/15/2025
FILED 02:14PM 09/15/2025
SR 20253970493 - File Number 10226991